FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): May 23, 2005

                          GLOBETEL COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      0-23532                  88-0292161
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)

        9050 Pines Blvd., Suite 110, Pembroke Pines, FL            33024
          (Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code: 954-241-0590


            Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 9, 2005, the company entered into a private placement with a number of accredited investors whereby these investors have purchased $2,357,959.96 in Globetel's Common Shares at a price of $0.1924 per share, with Warrants to purchase up to an additional 8,578,856 shares of common stock of the Registrant at an exercise price of $.3395 per share.

On May 23, 2005, the Company accepted an additional subscription from one of the initial investors increasing their investment by $250,000 on the same terms and conditions as all the other investors.

The Registrant has entered into a Registration Rights Agreement with the investors and is obligated to register the shares purchased by Investors and the shares underlying the Investor's warrants.

Exhibits.

      Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.

                                    SIGNATURE

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       GlobeTel Communications Corp.


Dated: May 24, 2005                    By: /s/ Timothy M. Huff
                                           -------------------------
                                           Timothy M. Huff
                                           Chief Executive Officer


                                  EXHIBIT INDEX


Number                    Description
------                    -----------

4.1*      Form of Securities Purchase Agreement
4.2*      Form of Class B Common Stock Purchase Warrant
4.3*      Form of Registration Rights Agreement

99.1*     Text of press release issued May 10, 2005

*Exhibits incorporated by reference to the Company's filing on Form 8-K dated May 10, 2005.